UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2007

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on June 20, 2007, the Board of Directors of Huntington Bancshares Incorporated ("Huntington"), in anticipation of, and to be effective upon, the merger (the "Merger") of Sky Financial Group, Inc. with and into Penguin Acquisition, LLC, a wholly owned subsidiary of Huntington ("Merger Sub"), as contemplated by the Agreement and Plan of Merger dated December 20, 2006 among Huntington, Sky and Merger Sub (the "Merger Agreement"), increased the size of the Board from ten directors to fifteen directors and filled the vacancies created thereby. The Merger is expected to be completed on July 1, 2007.

The Merger Agreement provides that as of the effective time of the Merger, Huntington’s Board of Directors will consist of fifteen members: Thomas E. Hoaglin, Huntington’s Chairman and Chief Executive Officer, nine non-employee directors of Huntington, Marty E. Adams, Sky Financial Group, Inc.’s Chairman and Chief Executive Officer, and four non-employee directors of Sky Financial Group, Inc.

The five new directors appointed effective upon the completion of the Merger will be: Mr. Adams serving as a Class III Director having a term expiring in 2008, D. James Hilliker and Jonathan A. Levy serving as Class I Directors having terms expiring in 2009, and Marylouise Fennell and Gerard P. Mastroianni serving as Class II Directors having terms expiring in 2010. The Board has not yet determined to which committees of the board the new directors may be named and also has not yet determined whether there are any related party transactions to report with respect to the new directors. Huntington will amend this report after any committee appointments are made and, if necessary, to report any related party transactions.

As previously described in Huntington’s joint proxy statement/prospectus filed on April 19, 2007, Huntington has entered into an employment agreement with Mr. Adams, effective upon the completion of the Merger. Mr. Adams will be employed as President and Chief Operating Officer until December 31, 2009, or until such earlier time as Mr. Hoaglin may cease to be Chief Executive Officer, and as President and Chief Executive Officer thereafter until Huntington’s annual meeting of shareholders in 2011. The employment agreement provides for a lump sum payment of $4 million, to be paid to Mr. Adams within 30 days after the completion of the Merger, and a grant to Mr. Adams, as of the date of the completion of the Merger, of that number of restricted shares of Huntington common stock with a fair market value, as of the grant date, equal to approximately $5,038,489. The restricted stock award will vest in equal monthly installments at the end of each calendar month from the completion of the Merger through December 31, 2009. A copy of the employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 20, 2007, Huntington issued a press release announcing the expected closing date of the Merger and the appointment of five new members to the Board of Directors of Huntington, effective upon consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. - Description

10.1 Employment Agreement dated December 20, 2006 between Marty E. Adams and Huntington Bancshares Incorporated (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 filed February 26, 2007).

99.1 News Release of Huntington Bancshares Incorporated, dated June 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

June 21, 2007	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Huntington Bancshares Incorporated, dated June 20, 2007